Marsh & McLennan Companies, Inc.
                           Special Severance Pay Plan
                (as amended and restated as of November 21, 1996)

1. Eligibility:

     Eligibility for severance payments under this Plan will be limited to executives who terminate from the Company or its subsidiaries for reasons other than cause, death, total and permanent disability or normal retirement and who at time of termination:

     a. are grantees of outstanding awards ("Awards") of restricted stock, incentive units awarded in lieu of restricted stock, restricted stock units awarded in lieu of restricted stock or restricted stock units awarded to replace another grant under the Marsh & McLennan Companies Restricted Stock Plan (1985), the Marsh & McLennan Companies 1988 Incentive and Stock Award Plan, the Marsh & McLennan Companies 1992 Incentive and Stock Award Plan (the "1992 Plan") or any successor thereto, but excluding any supplemental Awards ("Supplemental Awards") issued under the 1992 Plan (or any successor thereto) in connection with the granting of replacement awards under any such plan in exchange for the surrender and cancellation of then outstanding Awards (the outstanding Awards, other than any Supplemental Awards, shall hereinafter be referred to as the "Covered Awards"); and

     b. have at least ten years of service with the Company or its subsidiaries.

2. Non-Solicitation Agreement:

     In addition to satisfying the above eligibility criteria, the executive at or before termination will be required to enter into a Non-Solicitation Agreement with the Company providing that in order to receive severance payments under this Plan, the executive must refrain, for a three year period from the date of termination, from (i) soliciting or accepting business from any clients of the Company or its subsidiaries, and (ii) soliciting an employee of the Company or its subsidiaries to terminate his or her employment.

3. Forfeiture:

     All payments under this Plan made in accordance with Paragraph 4 below will be made only after the executive has, to the satisfaction of the Company in its sole discretion, demonstrated compliance with the Non-Solicitation Agreement. If, in the judgment of the Company, the executive has violated such agreement, all rights to severance payments remaining under this Plan shall be forfeited.
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Marsh & McLennan Companies, Inc.
Special Severance Pay Plan
Page Two


4. Severance Amount Determination:

     The total severance amount shall be based on a percentage of the shares and units subject to the executive's Covered Awards which were forfeited at the executive's termination of employment (the "Forfeited Awards"). Such percentage shall be determined by the executive's years of service at termination as follows:

                                            Severance Amount
                                            (as a Percentage of
                  Years of Service          Forfeited Awards)
                  ----------------          -----------------

                     10-14                          50%
                     15-19                          60%
                     20-24                          75%
                     25 and Above                   90%

5. Dividends:

     Dividends or dividend equivalents as appropriate, shall be paid on all shares or share equivalents remaining unpaid under this Plan at the normal times that dividends are paid to other Company common stock owners.

6. Form and Manner of Payment:

     Payments under this Plan shall be made in shares of MMC common stock in three annual installments commencing one year following termination of employment. Such payments, however, will be made only after the executive has, to the satisfaction of the Company, demonstrated compliance with the Non-Solicitation Agreement.

     Annual share installments will be issued in MMC stock, less the number of shares needed to pay applicable withholding taxes. Such installments shall be determined by multiplying (i) the number of shares remaining under this Plan by (ii) a fraction, the numerator of which is 1 and the denominator of which is the number of remaining installments, including the one being made.

7. Death Benefits:

     If the executive dies after termination of employment and before payment of all installments under this Plan, shares remaining unpaid at death shall be issued to the estate of the executive. Such payment, however, will be made only after the executive's personal representative has to the satisfaction of the company demonstrated compliance by the executive through the date of his or her death with the Non-Solicitation Agreement.
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Marsh & McLennan Companies, Inc.
Special Severance Pay Plan
Page Three


8. Administration:

     This Plan shall be administered by the Compensation Committee, which shall be composed of disinterested persons as such term is defined in the rules of the Securities and Exchange Commission, and whose actions and determination on matters related to this Plan shall be conclusive. Subject to the express provisions of this Plan, the powers of the Committee include having the authority, in its discretion, to:

     a. define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to this Plan, including any addenda required to comply with applicable non-United States law; and

     b. make all other determinations necessary or advisable for administering this Plan, including, but not limited to, interpreting this Plan, correcting defects, reconciling inconsistencies and resolving ambiguities.

9. Amendment and Termination:

     This Plan may be amended or terminated at any time by the Board of Directors of the Company.